SUBLEASE
-between-
ADVANCE MAGAZINE PUBLISHERS INC.
as
Sublandlord
-and-
TELARIA, INC.
as
Subtenant
-of-
Premises located on the sixteenth (16th) floor
-at-
222 Broadway
New York, New York

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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SUBLEASE
This SUBLEASE, is made as of the 31st of October 2017 (this “Sublease”), between ADVANCE MAGAZINE PUBLISHERS INC., a New York corporation, having an office at One World Trade Center, New York, New York 10007 (hereinafter called “Sublandlord”), and TELARIA, INC. (formerly known as Tremor Media, Inc.), a Delaware corporation, having an office at 1501 Broadway, Suite 801, New York, New York 10036 (hereinafter called “Subtenant”).
W I T N E S S E T H:
WHEREAS, by that certain Agreement of Lease, dated March 22, 2013 (as the same may be amended from time-to-time, the “Overlease”), 222 Broadway Owner LLC, as landlord (together with its successors and assigns, “Overlandlord”) leased to Sublandlord, as tenant, certain space in the office building known as 222 Broadway, New York, New York (the “Building”);
WHEREAS, Sublandlord is the current holder of the leasehold estate created by the Overlease; and
WHEREAS, a redacted copy of the Overlease is annexed hereto as Exhibit A and is made a part hereof.
NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby covenant and agree as follows:
LEASING OF PREMISES
Subject to obtaining Overlandlord’s consent to this Sublease, Sublandlord hereby subleases to Subtenant and Subtenant hereby hires from Sublandlord for the term hereinafter stated, for the rent hereinafter reserved and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Sublease approximately 26,664 square feet of rentable area comprising the entire sixteenth (16th) floor of the Building (the “Premises”). A floor plan of the Premises is attached hereto and made a part hereof as Exhibit B. Initial capitalized terms used herein and not defined shall have the meanings set forth therefor in the Overlease.
TERM
1.The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the later of (i) the business day following the date on which Subtenant shall have received a fully executed copy of the written approval of Overlandlord to this Sublease, (ii) January 3, 2018 and (iii) the date upon which the Premises are delivered to Subtenant in the condition required under Paragraph 3(a) of this Sublease (the “Delivery Condition”), and shall expire at 11:59 P.M. on July 29, 2029 (the “Expiration Date”), unless sooner terminated pursuant to any term or provision hereof or pursuant to law. Sublandlord shall deliver to Subtenant a notice setting forth the Commencement Date within ten (10) business days following the Commencement Date, which notice Subtenant shall execute and return to Sublandlord within ten (10) business days following receipt thereof. Subtenant’s failure to execute and return such notice to Sublandlord shall

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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be conclusive evidence that the Commencement Date set forth in Sublandlord’s notice is correct, absent manifest error. Sublandlord’s failure to deliver to Subtenant a notice setting forth the Commencement Date shall not affect the occurrence of the Commencement Date. Notwithstanding anything herein to the contrary, if the Consent is received, but the Premises are not delivered to Subtenant vacant and otherwise in the Delivery Condition on or before January 3, 2018 (as such date shall be delayed as a result of any Force Majeure Causes (as defined in the Overlease and which term shall be deemed to include any delays caused by Overlandlord), the “Outside Date”), then for each day after the Outside Date that the Premises are not so delivered to Subtenant, Subtenant shall receive an additional rent credit equal to the per diem Fixed Rent for the Premises for each day of such non-delivery, and if the Premises are not delivered to Subtenant vacant and otherwise in the delivery condition on or before February 15, 2018, as such date shall be delayed as a result of any Force Majeure Causes (as defined in the Overlease and which term shall be deemed to include any delays caused by Overlandlord), then Subtenant on notice to Sublandlord may terminate this Sublease, without liability, and, in such event, Sublandlord shall return to Subtenant any amounts paid hereunder and the Letter of Credit. Subtenant waives any right to rescind this Sublease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force (but the foregoing shall not affect Subtenant’s right to terminate this Sublease under the preceding sentence).
RENT
2.    (a) Subtenant shall pay to Sublandlord annual fixed rent (the “Fixed Rent”) in the amounts set forth on Exhibit C attached hereto, which Fixed Rent shall be payable in equal monthly installments in advance on the first day of each month during the Term, except that Subtenant shall receive a credit in the amount of the Fixed Rent for the period commencing on the Commencement Date and ending on, but not including, the date that is six (6) months and seven (7) days after the Commencement Date (the “Rent Commencement Date”); provided that Subtenant is not in default under this Sublease during such period of time, after notice if required and beyond any applicable cure period, provided further that, in the event Subtenant does not receive any portion of such credit by reason of a default during such period of time and Subtenant subsequently cures such default without this Sublease being terminated then Subtenant shall receive the balance of such credit applied to the Fixed Rent next otherwise due and payable hereunder.
(a)    Fixed Rent shall be payable in advance no later than the first day of each calendar month as required herein. Fixed Rent and all additional rent and other charges herein reserved or payable (collectively “Additional Rent”; together with the Fixed Rent, “Rent”) shall be paid to Sublandlord, without any setoff or deduction, by an ACH wire transfer to an account at a bank specified in a written notice to Subtenant, containing all necessary wiring instructions, or at such other place as Sublandlord may from time to time designate on no less than fifteen (15) days’ notice, so long as Subtenant may pay Rent by wire transfer, in lawful money of the United States of America, as and when the same shall become due and payable in accordance with the terms hereof. Sublandlord hereby acknowledges receipt of Fixed Rent in the amount of [***] and 00/100 Dollars ($[***]) for the first full calendar month of the Term following the Rent Commencement Date.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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(b)    Subtenant shall pay to Sublandlord, concurrently with the payments of Rent, the amount of any applicable sales, use or excise tax with respect thereto imposed upon subtenants generally, whether the same be levied, imposed or assessed by the State or City of New York or any other federal, state, county or municipal government entity or agency; and any such sales, use or excise taxes shall be paid by Subtenant to Sublandlord, as Additional Rent, at the same time that the Rent with respect to which such taxes are paid by Subtenant to Sublandlord, shall be due and payable and Sublandlord shall promptly remit such amounts to the appropriate payee of such taxes.
LEASEHOLD IMPROVEMENTS
3.    (a) The Premises are being leased to Subtenant in “as-is” condition; provided that Sublandlord shall deliver the Premises to Subtenant on the Commencement Date vacant and broom clean (other than as set forth in Paragraph 19 below) with all fixtures, building systems and supplemental systems, including the HVAC systems, and other equipment associated with the Premises in good working order. Sublandlord shall give Subtenant at least five (5) business days’ prior written notice of the date on which Sublandlord reasonably anticipates that the Commencement Date will occur. During such five (5) business day period, Subtenant shall be entitled to inspect the Premises with Sublandlord in order to ascertain whether the fixtures, building systems and supplemental systems, including the HVAC systems, and other equipment associated with the Premises are in good working order. The taking of possession of the Premises by Subtenant shall be deemed conclusive acceptance of the Premises in the condition required by this Sublease. Upon reasonable prior notice to Sublandlord and after Overlandlord has provided its consent to this Sublease (the “Consent”), Subtenant shall have access to the Premises preceding the Commencement Date as reasonably determined by Sublandlord and at times reasonably permitted by Sublandlord in order to inspect the same and prepare for Subtenant’s Initial Work (as hereinafter defined). Such access shall be subject to all applicable terms and conditions of this Sublease except that Subtenant shall have no obligation to pay Rent during such period of early access. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections. Sublandlord represents that, to Sublandlord’s knowledge without any independent inquiry, the sprinklers serving the Premises are in good working order as of the date hereof.
(a)    Sublandlord agrees not to unreasonably withhold or delay its consent to any alterations, additions or improvements (“Alterations”) that Subtenant desires to make to the Premises, and Sublandlord, at no cost to Sublandlord, shall use reasonable efforts to assist Subtenant in obtaining the consent of Overlandlord thereto. Subtenant shall provide to Sublandlord, with each request for consent to any such Alterations, complete plans and specifications regarding same (the “Plans”) to the extent required under the Overlease. The Plans shall be (i) prepared and signed by an architect or engineer, registered in The State of New York, selected and paid for by Subtenant and reasonably acceptable to Sublandlord and Overlandlord, and by registered electrical, mechanical and structural engineers where applicable, registered in The State of New York, selected and paid for by Subtenant and reasonably acceptable to Sublandlord and Overlandlord and (ii) in such form and substance as are approvable by all governmental authorities whose approval is required.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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Sublandlord agrees that it will respond to any such request for consent to any such Alterations within ten (10) days after Sublandlord’s receipt of such request (it being agreed that it shall be deemed reasonable for Sublandlord to withhold its consent to any Alterations with respect to which Overlandlord shall have failed to consent). All Alterations are subject to Overlandlord’s consent, pursuant to the terms of the Overlease. If, after Sublandlord has consented (or its consent is deemed given) to Subtenant’s Alterations, Overlandlord requires any changes to the Plans, or otherwise withdraws its consent, then Sublandlord’s consent shall be deemed withdrawn unless Sublandlord approves the changes required by Overlandlord, which shall not be unreasonably withheld. If Sublandlord fails to respond within the ten (10) day period provided above, then Subtenant may send a second request, and if such second request contains, in BOLD FACE type, the statement “PURSUANT TO PARAGRAPH 3(b) OF THE SUBLEASE, SUBLANDLORD’S FAILURE TO RESPOND HERETO WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT SHALL BE DEEMED APPROVAL OF THE ATTACHED PLANS AND SPECIFICATIONS,” then Sublandlord’s failure to respond to such second request within five (5) business days after receipt thereof shall be deemed approval by Sublandlord of the Plans to which such request relates (subject to the rights of Overlandlord to approve such Plans under the Overlease). Further, Sublandlord will follow all procedures under Article 8 of the Overlease to obtain Overlandlord’s consent to any Plans, including any second notices under Section 8.2(a) of the Overlease. After Overlandlord and Sublandlord have approved the Plans and consented to Subtenant’s Alterations (or their consent is deemed approved), Subtenant may request in writing that Sublandlord advise Subtenant as to whether any such Alterations are a Specialty Alteration and, if so, whether Subtenant shall be required to remove any of the Specialty Alterations set forth in the Plans prior to the expiration or earlier termination of this Sublease, provided that such request by Subtenant must expressly reference Sublandlord’s obligation under this Paragraph 3(b) to advise Subtenant at such time as to whether such Specialty Alterations must be so removed. Subtenant’s removal obligations with respect to Alterations under this Sublease shall be further subject to the terms of the Overlease, including, without limitation, Section 8.11 therein. Notwithstanding anything herein to the contrary, Subtenant shall only be required to remove any Alterations that are Specialty Alterations that have been appropriately and timely designated as such and if Subtenant has complied with the provisions of the prior sentence and Sublandlord fails to designate an Alteration as a Specialty Alteration, Subtenant shall have no obligation to remove such Specialty Alteration. “Alterations” shall in no event be deemed to include personal property such as free-standing, removable objects including, but not limited to, bookcases, secretarial stations, desks, furniture, furnishings and equipment. Notwithstanding anything in this Sublease to the contrary, subject to the terms of Section 8.1 of the Overlease, Sublandlord’s and Overlandlord’s consent shall not be required with respect to any Non-Consent Alterations.
(b)    Any Alterations made pursuant to this Paragraph 3 shall be made or contracted for by Subtenant and shall be performed at Subtenant’s sole cost and expense. Subject to the provisions of Section 12.6(a) of the Overlease (as incorporated herein), Subtenant agrees to indemnify and hold Sublandlord harmless from and against any and all claims that may be made against Sublandlord arising out of or in connection with any Alteration; provided, however, Sublandlord shall not be indemnified against claims which are the result of the negligence or willful misconduct of Sublandlord.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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(c)    All Alterations made in, to or about the Premises at any time shall become the property of Sublandlord and shall remain upon and be surrendered with the Premises; provided, however, at any time prior to the expiration of the Term and subject to the provisions of the Overlease, Subtenant may remove any Alterations that are not permanently affixed to the Premises and that can be removed without causing material damage to the Premises, provided that Subtenant hereby agrees, subject to the provisions of Section 12.6(a) of the Overlease (as incorporated herein), to indemnify and hold Sublandlord harmless for any damages incurred by Sublandlord in connection with such removal. All of Subtenant’s property remaining in the Premises at the expiration or termination of the Term shall be deemed abandoned and may, at the election of Sublandlord, either be retained as Sublandlord’s property or be removed from the Premises by Sublandlord at Subtenant’s sole cost and expense.
(d)    Subtenant agrees to (i) file with appropriate public agencies, to the extent required by law, plans related to any Alterations, (ii) obtain all licenses and permits pertinent thereto and (iii) comply with all present and future applicable laws, ordinances, regulations and requirements in connection therewith.
(e)    No contractor or subcontractor employed by Subtenant or its contractor is authorized to perform any work in the Premises for the account of or at the expense of Sublandlord. Subtenant shall not permit any mechanics’, materialmen’s or other liens to be placed on the Premises, caused by, or resulting from work caused to be performed by Subtenant. Should any such lien be filed, Subtenant shall cause such lien to be discharged of record by bonding or otherwise, or have provided security for the same as reasonably required by Sublandlord, within twenty (20) days after Subtenant received notice of the filing thereof. In no event shall Sublandlord charge Subtenant any fees in connection with its approval of the making by Subtenant of any Alterations other than any fees charged by Overlandlord with respect thereto and any out-of-pocket third party fees incurred by Sublandlord for the review of Subtenant’s Plans.
USE OF LEASED PREMISES
4.    Subtenant shall use and occupy the Premises for general office uses and for lawful uses ancillary thereto consistent with a first-class office building environment in downtown Manhattan, subject to the terms of the Overlease, and for no other purpose. Notwithstanding the foregoing, Subtenant will not use or suffer or permit the use of the Premises, or any part thereof, in any manner which would violate any provision of the Overlease.
SERVICES; ELECTRICITY
5.    (a) Except as otherwise specifically provided in this Sublease, Subtenant acknowledges that Sublandlord will not furnish, and shall not be required to furnish, Subtenant any facilities or services of any kind whatsoever, including, but not limited to, elevator service, heat or air conditioning, cleaning, window cleaning, hot and cold water, electricity, etc., and Subtenant shall look to the Overlandlord for the furnishing of such services to the extent they are required to be furnished to the Premises pursuant to the Overlease.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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(a)    Sublandlord shall not be liable in any way to Subtenant for any failure, inadequacy or defect in the character or supply of any facility or service to the Premises except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees or contractors. If any of the base rents, operating expense reimbursements or other charges payable by Sublandlord as tenant under the Overlease are abated under Section 32.16 of the Overlease, Sublandlord shall, without duplication of any other provision of this Sublease, correspondingly abate the Fixed Rent and/or Additional Rent payable under this Sublease as to all or part of the Premises, as applicable under the Overlease, as to which rent or other amount is abated under Section 32.16 of the Overlease and for as long as such abatement, offset or reduction shall continue under Section 32.16 of the Overlease. Subtenant shall not cause any Capacity, as defined in the Overlease, to be redistributed in a way which adversely affects the Premises in any material respect.
(b)    If the Overlandlord shall discontinue furnishing any such facilities or services aforesaid to the Premises, Subtenant may, but will not be obligated to, exercise all rights granted to Sublandlord, as tenant under the Overlease, for the purpose of obtaining such facilities or services to the Premises, but without any cost or expense to, or liability of, Sublandlord.
(c)    If the Overlandlord shall be entitled to any payment or remuneration by reason of additional services provided at the request of Subtenant but shall bill Sublandlord therefor, Subtenant shall pay the same within thirty (30) days of demand therefor by Sublandlord (together with reasonable back-up therefor) and such payment or remuneration shall be considered Additional Rent hereunder. Subtenant and Sublandlord shall cooperate in causing Overlandlord to bill Subtenant directly for all such additional services provided at the request of Subtenant. Sublandlord will facilitate any requests by Subtenant for additional services if Overlandlord will not accept such requests directly from Subtenant.
(d)    Electricity is currently furnished to the Premises by Overlandlord subject to and in accordance with Article 7 of the Overlease. Sublandlord shall not be liable or responsible to Subtenant for any loss, damage or expense that Subtenant sustains or incurs if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Subtenant’s requirements unless due to the negligence or willful misconduct of Sublandlord, its agents, employees and contractors. Subtenant covenants that Subtenant’s use and consumption of electricity shall not at any time exceed the capacity of any of the electrical facilities and installations in or otherwise serving or being used in the Premises. Subtenant shall be responsible for all costs incurred by Sublandlord with respect to the Premises under Article 7 of the Overlease during the Term or thereafter so long as Subtenant or any person (as defined in the Overlease) claiming by, through or under Subtenant is occupying all or any portion of the Premises.
OVERLEASE
6.    (a) Except as provided in Paragraphs 6(b) through (g) herein, and subject to the remainder of the provisions of this Paragraph 6, this Sublease is subject to, and Subtenant accepts this Sublease subject to, all the terms, covenants, provisions, conditions and agreements contained in the Overlease and the matters to which the Overlease is subject and subordinate, all of which are made a part of this Sublease as though fully set forth herein, and the term “Landlord”, “Lessor” or “Owner” in the Overlease shall refer to Sublandlord hereunder, the term “Tenant” or “Lessee” in

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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the Overlease shall refer to Subtenant hereunder, the term “fixed annual rent” shall refer to Fixed Rent hereunder, the term “additional rent” shall refer to Additional Rent hereunder and references to the “demised premises” in the Overlease shall refer to the Premises hereunder, all to the extent that the same are applicable. This Sublease shall also be subject to, and Subtenant accepts this Sublease also subject to, any amendments and supplements to the Overlease hereafter made between the Overlandlord and Sublandlord provided the same do not limit the rights or expand the obligations of Subtenant hereunder or decrease the obligations of Sublandlord hereunder, in each case beyond a de minimis extent. Subtenant covenants and agrees (i) to perform, observe and be bound by each and every covenant, condition and provision of the Overlease applicable to the Premises (including the Rules and Regulations set forth on Exhibits C and D attached thereto), except as provided in Paragraphs 6(b) through (h) herein or as otherwise modified by this Sublease, and (ii) that Subtenant will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Overlease or the rights of Sublandlord as tenant thereunder to be cancelled, terminated or forfeited or make Sublandlord liable for any damages, claim or penalty. In the event of a conflict between the terms of the Overlease and this Sublease, with regard to Sublandlord and Subtenant only, the terms of this Sublease shall control unless the same would result in a default by Sublandlord under the Overlease, in which case the Overlease shall control.
(a)    Notwithstanding Paragraph 6(a) above, the following provisions of the Overlease are expressly excluded from incorporation herein: the Recitals to the Overlease; Section 1.1; Section 1.2; Section 1.8; the second sentence and the last sentence of Section 2.2; Article 3; the second sentence of Section 4.2(a); the second sentence of Section 4.2(h); Section 4.2(i); Section 5.2(b); Section 5.2(c); Section 5.2(g); Section 6.3; the two provisos in Section 7.1(a); the first sentence of Section 7.2(a) (other than the definitions of “Check Meters”, “KWH” and “KW” therein); the reference to Tenant’s right to contest in the parenthetical in the fourth sentence of Section 7.8; Section 7.10; Section 8.3(d); Section 8.16; Section 8.17; the penultimate sentence of Section 9.1; the second sentence of Section 10.5; Section 10.6; Section 11.2; Section 11.5; Section 12.5; Articles 13 and 14 (it being understand that Subtenant’s and Sublandlord’s respective rights and obligations with respect to casualty and condemnation shall be governed by Paragraph 9 hereof); Section 15.17; Section 15.18; Section 21.3; Article 24; Article 31; the first, second, third, fourth and last sentences of Section 32.2(f) (it being agreed that (i) the first, second, third and fourth sentences shall be replaced with the provisions of Subparagraph 6(o) below and (ii) the term “Rent Commencement Date” as used in Section 32.2(f) of the Overlease shall be deemed to mean the Rent Commencement Date as defined in the Overlease); Section 32.16; Section 32.18; Section 32.20; Section 36.2; Article 37; the proviso in the first sentence of Section 38.1; Article 39; Section 41.6; Section 41.17; Section 41.18; Section 41.19; Article 42; Article 44; Article 45; Article 46; Exhibit A; Exhibit B; Exhibit G; Exhibit H; Exhibit I; Exhibit J; Exhibit L; Exhibit M; and Exhibit O.
(b)    Notwithstanding Paragraph 6(a) above, the word “Landlord” shall be deemed to mean only “Overlandlord” in the following provisions of the Overlease: the parenthetical in the first sentence of Section 2.2; Section 4.1(e); Section 4.1(f); Section 4.2(h); Section 4.2(j); Section 4.2(l); Section 5.1(e); Section 5.1(f); Section 5.1(h); Section 5.3; Section 6.2; Article 7 (except that payments for electricity shall be made to Sublandlord, and the reference of Section 1.1 of the Overlease in Section 7.7 shall be deemed to refer to Paragraph 2(a) of this Sublease); Sections

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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8.3(a)-(c); Section 8.4; Section 8.5; Section 8.6; Section 8.10; the last sentence of Section 9.2; the second sentence and the last sentence of Section 9.4; Section 9.6; Section 10.4; Section 10.5 (other than the second sentence thereof); Section 15.11(d); Section 16.2; Section 16.6; clause (b) of Section 18.5(b); Article 27; Article 32 (except for Sections 32.2(f), 32.16, 32.18 and 32.20); Section 41.12; Section 41.15(b); and Article 43.
(c)    Notwithstanding Paragraph 6(a) above, the word “Landlord” shall be deemed to mean “Sublandlord and Overlandlord” in the following provisions of the Overlease: Section 6.1; Section 8.7; Section 8.8; Sections 8.14; Section 10.1; Section 10.3; Section 12.6(b); Section 16.1; Section 16.4; Section 16.5; Article 26; and Section 36.1;
(d)    Notwithstanding Paragraph 6(a) above, where reference is made in the Overlease to “base tax year”, the same shall be deemed to refer to the sum equal to the real estate taxes (as defined in the Overlease) payable for the fiscal tax year commencing on July 1, 2017 and ending on June 30, 2018; where reference is made in the Overlease to “The Percentage” in Section 4.1(b) of the Overlease, the same shall be deemed to be [***]%; and where reference is made in the Overlease to “comparative year” in Section 4.1(d) of the Overlease, the same shall be deemed to refer to the twelve (12) months commencing on July 1, 2018, and each subsequent period of twelve (12) months; and Subtenant shall pay the Tax Payment to Sublandlord. Subtenant’s obligation to pay the Tax Payment in Section 4.2 of the Overlease (as incorporated herein by reference and subject to the modifications in this Subparagraph (e)) to Sublandlord shall be in lieu of any obligation to make such payments directly to Overlandlord and Article 4 of the Overlease shall, in all events, be read so that it is consistent with this sentence. In furtherance thereof, promptly after Sublandlord receives a statement from Overlandlord in respect of Taxes under the second sentence of Section 4.2(a) of the Overlease, Sublandlord shall deliver a statement to Subtenant computing the additional rent that Subtenant is required to pay to Sublandlord in respect of Taxes under this Subparagraph (e).
(e)    Notwithstanding Paragraph 6(a) above, where reference is made in the Overlease to “Expense Base Factor”, the same shall be deemed to refer to the Expenses for the calendar year 2018 (the “Expense Base Year”); where reference is made in the Overlease to “The Percentage” in Section 5.1(b) of the Overlease, the same shall be deemed to be 3.7561%; and where reference is made in the Overlease to “comparative year” in Section 5.1(d) of the Overlease, the same shall be deemed to refer to the twelve (12) consecutive month period following the Expense Base Year, and each subsequent period of twelve (12) months; and Subtenant shall pay the Expense Payment to Sublandlord. Subtenant’s obligation to pay the Expense Payment in Section 5.2 of the Overlease (as incorporated herein by reference and subject to the modifications set forth in this Subparagraph (f) and Subparagraph (g) below) to Sublandlord is in lieu of any obligation to make such payments directly to Overlandlord and Article 5 of the Overlease shall, in all events, be read in a manner which is consistent with this sentence. In furtherance thereof, promptly after Sublandlord receives a Landlord’s Statement from Overlandlord in respect of Expenses, Insurance Expenses and/or Utility Expenses under Section 5.2(b) of the Overlease, Sublandlord shall deliver a statement to Subtenant computing the additional rent that Subtenant is required to pay to Sublandlord in respect of Expenses, Insurance Expenses and/or Utility Expenses under this Subparagraph (f) and Subparagraph (g) below. Sublandlord’s failure to render or delay in rendering such statement with

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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respect to any comparative year or any component of the Expenses Payment shall not prejudice Sublandlord’s right to thereafter render such statement with respect to any such comparative year or any such component, nor shall the rendering of such statement for any comparative year prejudice Sublandlord’s right to thereafter render a corrected statement for such comparative year, unless such failure persists for a period of twenty-four (24) months following receipt by Sublandlord of the applicable Landlord’s Statement (or corrected Landlord’s Statement) relating thereto, and Sublandlord’s failure to do so shall be deemed a waiver of Sublandlord’s right to do so.
(f)    Notwithstanding Paragraph 6(a) above, where reference is made in the Overlease to “Insurance Base Factor”, the same shall be deemed to refer to the amount of the Insurance Expenses for the Expense Base Year; and where reference is made in the Overlease to “Utility Base Factor”, the same shall be deemed to refer to the amount of Utility Expenses for the Expense Base Year. During the Term, Subtenant, at its sole cost and expense, shall provide and maintain (i) insurance in conformity with the provisions of Section 6.1 of the Overlease. Such policies shall not contain a deductible or self-insured retention in excess of $25,000. Satisfaction of any and all deductibles shall be the sole responsibility of Subtenant. Subtenant shall cause Sublandlord and Overlandlord and such other parties as Overlandlord or Sublandlord shall designate in writing to be included as additional insureds in said policy or policies which shall contain provisions, if and to the extent available, that it or they will not be cancelable except upon at least ten (10) days prior notice to all additional insureds. Subtenant shall furnish to Sublandlord reasonably satisfactory evidence (e.g., certificates of insurance) that such insurance is in effect at or before the Commencement Date and, on request, at reasonable intervals thereafter. Subtenant hereby confirms that such certificates will verify the primary nature of the coverage.
(g)    Sublandlord agrees that, during the Term, Sublandlord will observe and be bound by the terms and conditions of the Overlease (except to the extent that any failure of performance on Sublandlord’s part shall have resulted from any default by Subtenant hereunder and except as otherwise herein expressly provided). Sublandlord hereby represents to Subtenant that the Overlease is in full force and effect as of the date hereof, that, to Sublandlord’s knowledge, it has performed all obligations required to be performed under the Overlease and that to Sublandlord’s knowledge, Overlandlord has fulfilled all of its obligations under the Overlease and that Sublandlord has not received any notice of default from Overlandlord which remains uncured. Except as expressly permitted in Paragraph 6(a) above, Sublandlord agrees not to amend or modify the Overlease or to agree to an early termination of the Overlease or surrender of the Premises without Subtenant’s consent.
(h)    Subtenant shall be entitled to the services and repairs that Overlandlord is and may be obligated to furnish or make in or to the Premises pursuant to the terms of the Overlease. Sublandlord shall in no event be liable to Subtenant, nor shall the obligations of Subtenant hereunder be impaired or the performance thereof excused, because of any failure or delay on Overlandlord’s part in furnishing such services or in making such repairs or in performing any of its obligations under the Overlease (including, without limitation, by virtue of the fact that certain provisions thereof are incorporated by reference herein and modified under Subparagraphs 6(c) and (d) above) except to the extent caused by Sublandlord’s negligence or willful misconduct. If Overlandlord shall default in any of its obligations to Sublandlord with respect to the Premises,

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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Subtenant may promptly notify Sublandlord of such default, which notice shall request that Sublandlord promptly deliver to Overlandlord notice of such default and a demand that Overlandlord comply with the terms of the Overlease. Sublandlord agrees to so notify Overlandlord of such default promptly after receipt of such notice from Subtenant. Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord’s rights against the Overlandlord and Sublandlord will make commercially reasonable efforts to cause Overlandlord to perform its obligations, but Sublandlord shall not be obligated to bring any action or proceeding to enforce Sublandlord’s rights against Overlandlord. If, following the making by Subtenant of any demand of Overlandlord to enforce such rights (and the expiration of any applicable grace period granted to Overlandlord under the Overlease), Overlandlord shall fail to perform its obligations under the Overlease, Subtenant shall have the right to take such action in its own name and, for that purpose and only to such extent, all of the rights of Sublandlord under the Overlease hereby are conferred upon and assigned to Subtenant, and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If any such action against Overlandlord in Subtenant’s name be barred by reason of lack of privity, non-assignability or otherwise, Sublandlord agrees that Subtenant may take such action in Sublandlord’s name, and Sublandlord agrees to cooperate with Subtenant in connection therewith, provided the taking of such action is without cost and expense to Sublandlord. Subtenant shall indemnify and hold Sublandlord harmless against all liability, loss, damage or expense which Sublandlord may incur or suffer by reason of any action Subtenant may take under this Paragraph 6(i).
(i)    In the event of any default by Subtenant that is not cured in the applicable grace period after notice thereof is given, as provided in this Sublease, Sublandlord shall have the same rights and remedies against Subtenant as are available to Overlandlord against Sublandlord under the provisions of the Overlease as well as the right to enter the Premises and cure the same at the sole cost and expense of Subtenant.
(j)    This Sublease is expressly subject to all of the obligations of Sublandlord as the tenant under the Overlease and this Sublease shall not be assigned, encumbered or otherwise transferred or the Premises further sublet by Subtenant in whole or in part, or any part thereof suffered or permitted by Subtenant to be used or occupied by others without the prior written consent of Overlandlord in each instance to the extent provided for in the Overlease. In the event that Subtenant shall be entitled to assign this Sublease or sublease all or any portion of the Premises under this Sublease, Sublandlord shall request, following notice from Subtenant and at Subtenant’s expense, that Overlandlord approve the same; provided, however, if Overlandlord shall, in violation of the Overlease, unreasonably withhold its consent to such assignment or sublease, then Sublandlord shall use commercially reasonable efforts to enforce its rights under the Overlease to obtain such consent, all at Subtenant’s sole cost and expense and Subtenant shall have the same rights as are permitted under Paragraph 6(i) above to bring an action against Overlandlord for its failure to act in accordance with the Overlease. Sublandlord shall in no event be liable to Subtenant, nor shall the obligations of Subtenant hereunder be impaired or the performance thereof excused, because of any failure or delay on Overlandlord’s part in providing such consent, and in no event shall the failure to obtain such consent entitle Subtenant to any abatement of Rent or Rent credit, any right to terminate this Sublease, or any right to receive any damages whatsoever. Subtenant shall indemnify and hold Sublandlord harmless against all liability, loss, damage or expense which

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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Sublandlord may incur or suffer by reason of any action Subtenant may take under this Paragraph 6(k).
(k)    Notwithstanding anything to the contrary contained herein, Subtenant shall reimburse Sublandlord for any amounts (other than fixed annual rent, the Expense Payment and the Tax Payment) charged by Overlandlord and payable by Sublandlord with respect to the Term (or any period occurring thereafter so long as Subtenant or any person (as defined in the Overlease) claiming by, through or under Subtenant is occupying all or any portion of the Premises) and the Premises under the Overlease (prorated on a rentable square foot basis in the event that such amounts also relate to other portions of the premises demised under the Overlease), within thirty (30) days after receipt by Subtenant of an invoice therefor (with reasonable back-up therefor), as Additional Rent.
(l)    Subtenant, after notice to Sublandlord and in accordance with the terms of the Overlease, including, without limitation, Section 10.2 of the Overlease, may contest, at its sole cost and expense, by appropriate proceedings prosecuted diligently and in good faith, the obligations of Subtenant under this Sublease only, provided that, as to matters covered by Section 10.2 of the Overlease, Sublandlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the Premises, or any part thereof, be subjected to any lien (unless Subtenant shall remove such lien by bonding or otherwise) or encumbrance, by reason of non-compliance or otherwise by reason of such contest. Subtenant shall indemnify, defend and hold Sublandlord harmless against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance.
(m)    Sublandlord will not disproportionately utilize or permit the disproportionate utilization of the premises demised under the Overlease for desk space use so as to restrict Subtenant from using the full 20% of the Premises for desk space use in accordance with the provisions of Section 15.16 of the Overlease (as incorporated herein).
(n)    Sublandlord agrees that Subtenant shall have the right (subject to the terms of the Overlease and the provisions of this Sublease), at Subtenant’s sole cost and expense, to install a supplemental air conditioning system in the Premises (or use any existing supplemental air conditioning system currently serving the Premises). Sublandlord shall make available to Subtenant for Subtenant’s use thereof in connection with the operation by Subtenant of any supplemental air-conditioning equipment in the Premises, 24 hours a day/7 days a week (subject to Force Majeure Causes (as defined in the Overlease), casualty or takedowns for repairs and/or maintenance) an amount (“Subtenant’s Glycol Allocation”) equal to the lesser of (x) 16.5 tons of the Glycol (as defined in the Overlease) and (y) the actual amount of Glycol made available to Sublandlord by Overlandlord for the floor on which the Premises is located under Section 32.2(f) of the Overlease. Subtenant shall pay the Annual Glycol Charge (as defined in the Overlease) plus sales tax, if applicable, for Subtenant’s Glycol Allocation to Sublandlord within thirty (30) days after the issuance of a statement therefor.
END OF TERM; HOLDOVER

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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7.    At the expiration of the Term or the earlier termination of this Sublease, Subtenant shall thereupon restore the Premises to the condition required pursuant to the terms of the Overlease on the expiration of the term thereof, and Subtenant shall (i) surrender and deliver up the Premises in good condition and repair, reasonable wear and tear and damage by fire or other casualty and condemnation excepted, and (ii) remove and discard the Furniture (as hereinafter defined) from the Premises and repair any damage caused by such removal and discarding. Subtenant shall have no obligation to remove any improvements to the Premises installed prior to delivery of the Premises to Subtenant or, subject to Paragraph 3(b) hereof, any Specialty Alterations not designated by Sublandlord as Specialty Alterations in accordance with Paragraph 3(b) hereof. If the Premises are not vacated and surrendered in such condition at such time, Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims, losses, expenses or damages, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of or resulting from any delay by Subtenant in so surrendering the Premises, or any portion thereof, including, without limitation, any claims made by Overlandlord against Sublandlord founded upon such delay, and any holdover rent and/or use and occupancy charges payable by Sublandlord to Overlandlord under Article 23 of the Overlease. Without limiting the foregoing, if Subtenant does not remove and discard the Furniture from the Premises on or prior to the Expiration Date, Sublandlord may (but shall not be required to do so) remove and/or discard such Furniture and shall not be responsible to Subtenant for any loss or damage that may accrue to the Furniture or any of Subtenant’s property in connection with such removal and/or discarding. If Sublandlord removes and/or discards the Furniture (or causes the Furniture to be removed and/or discarded) from the Premises, Subtenant shall pay Sublandlord, as Additional Rent, within thirty (30) days after delivery by Sublandlord to Subtenant of a request therefor (together with reasonable back-up therefor), for any and all reasonable costs and expenses actually incurred by Sublandlord in connection with such removal and/or discarding of the Furniture from the Premises, together with interest thereon at the Expense Interest Rate (as such term is defined in the Overlease) from the date such costs and expenses are incurred through and including the date of payment to Sublandlord.
ACCESS
8.    Subject to the terms of the Overlease and applicable law, casualty and condemnation, Subtenant shall have access to the Premises seven (7) days per week, twenty-four (24) hours of each day, three hundred sixty-five (365) days per year. At all reasonable times during the Term upon reasonable prior notice to Subtenant (except in the event of an emergency, during which prior notice could not be reasonably provided), Sublandlord and its employees and representatives, and Overlandlord and its employees and representatives, shall have the right to enter the Premises to examine, inspect and protect the Premises and the Building and to make such alterations and/or repairs as Sublandlord or Overlandlord may deem necessary. Any entry by Sublandlord into the Premises under this Sublease shall be conducted, to the extent commercially reasonable to do so, in a manner so as to minimize interference with Subtenant’s use of the Premises (it being understood that the foregoing shall in no event obligate Sublandlord to do any work on an “overtime” basis).
DAMAGE OR DESTRUCTION; CONDEMNATION

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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9.    (a) If the Premises shall be damaged by fire or other casualty, Subtenant agrees that it shall not be the obligation of Sublandlord to repair, restore or rebuild the Premises and Subtenant shall look to Overlandlord to repair, restore or rebuild the same. If, as a result of any such casualty, the Overlease grants rights to Sublandlord (including any right to receive an abatement of rent), Subtenant shall be entitled to the exercise of all such rights as they relate to the Premises (including a corresponding and proportional abatement of rent under this Sublease), and to all services and repairs which Overlandlord is and may be obligated to furnish the Premises or Sublandlord pursuant to the terms of the Overlease.
(a)    Subtenant understands that Sublandlord will not carry insurance of any kind on any goods, furniture or furnishings owned by Subtenant or on any fixtures, equipment, improvements, installations or appurtenances owned and removable by Subtenant in accordance with the provisions of this Sublease and the Overlease and that Sublandlord shall not be obligated to repair any damage thereto or replace the same regardless of the cause of such damage, including, without limitation, the negligent acts of Sublandlord. Sublandlord understands that Subtenant will not carry insurance of any kind on any goods, furniture or furnishings owned by Sublandlord or on any fixtures, equipment, improvements, installations or appurtenances owned by Sublandlord. Sublandlord and Subtenant shall each cause a provision in any policy maintained by such party against loss by fire or other casualty to be included to the effect that such party’s insurer waives its rights of subrogation against the other for any loss payable thereunder.
(b)    This Paragraph 9 shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, and any other law of like import now or hereafter enacted, shall have no application.
(c)    If any part of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose and the Overlease shall not terminate pursuant to Article 14 therein, then: (1) this Sublease shall continue in full force and effect except as provided below; and (2)(A) if all or any material part of the Premises shall be so taken, then, on the date of such taking, this Sublease shall terminate, without liability of either party to the other on account thereof, and (B) if any non-material part of the Subleased Premises shall be so taken then (i) on the date of such taking, this Sublease shall terminate as to such part of the Subleased Premises, without liability of either party with respect to such part on account thereof, and (ii) from and after such date, the rents hereunder shall be reduced pro-rata according to the rentable area of such part of the Subleased Premises.  In no event shall Subtenant be entitled to any portion of any award in any proceeding with respect to any taking and Subtenant hereby assigns to Sublandlord any such portion or interest which it may have by operation of law; provided, however, that Subtenant shall have the same rights as Sublandlord under Section 14.3 of the Overlease.  In case of any termination of this Sublease (in whole or in part) pursuant to this Paragraph 9(d), Rents shall be adjusted as of the date of termination, and any prepaid Rents shall be refunded. For the purposes of this Paragraph 9(d), “material” shall mean any condemnation proceedings or eminent domain proceedings if the portion of the Premises that is the subject of such condemnation or eminent domain proceedings is in excess of thirty-two percent (32%) of the Premises.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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INDEMNITY
10.    (a) Subject to Section 12.6(a) of the Overlease (as incorporated herein) Subtenant shall indemnify and save harmless Sublandlord and its directors, officers, agents, employees and representatives from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including counsel fees and disbursements incurred in the defense thereof, but excluding consequential damages) (collectively, “Claims”) to which Sublandlord or any of its directors, officers, agents, employees or representatives may be subject to or suffer by reason of any claim for, any injury to or death of any person or persons or damage to property (including any loss of use thereof) or otherwise arising from the use or occupancy of the Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission (where Subtenant has a duty to act) of Subtenant, its assignees or subtenants, or their respective directors, officers, agents, contractors, visitors or licensees, in or about the Premises or any other part of the Building; provided, however, Sublandlord and its directors, officers, agents, employees and representatives shall not be indemnified against Claims which are the result of the negligence or willful misconduct of Sublandlord.
(a)    Subject to Section 12.6(b) of the Overlease (as incorporated herein), Sublandlord shall indemnify, defend and save harmless Subtenant and its directors, officers, agents, employees and representatives from and against all Claims (excluding consequential damages) to which Subtenant and its directors, officers, agents, employees and representatives may be subject to or suffer by reason of (i) any failure by Sublandlord to perform or observe any of its obligations under the Overlease beyond the giving of any applicable notice and expiration of any applicable cure period, except to the extent such failure is caused by any act or omission (when Subtenant has an obligation to act) of Subtenant or (ii) the negligence or willful misconduct on the part of Sublandlord and/or Sublandlord’s employees, agents and contractors; provided, however, Subtenant and its directors, officers, agents, employees and representatives shall not be indemnified against Claims which are the result of the negligence or willful misconduct of Subtenant.
QUIET ENJOYMENT
11.    Sublandlord represents, warrants and covenants that it has the right to make this Sublease and that so long as this Sublease is in force and effect, Subtenant shall, during the Term and subject to the provisions of this Sublease and the Overlease, quietly occupy and enjoy the Premises without hindrance by Sublandlord, its successors and assigns, or any other party claiming by, through or under Sublandlord; provided, however, that this covenant and any and all other covenants and agreements of Sublandlord herein shall be binding upon Sublandlord only during its ownership of the leasehold estate created by the Overlease and upon each of Sublandlord’s successors and assigns only during their respective periods of ownership of Sublandlord’s interests hereunder.
NOTICE
12.    (a) Any notice, request or demand permitted or required to be given by the terms and provisions of this Sublease or by any law or governmental regulation, either by

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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Sublandlord to Subtenant or by Subtenant to Sublandlord, shall be in writing. Unless otherwise required by such law or regulation, such notice, request or demand shall be personally delivered or sent by United States Postal Service as certified or registered mail with postage thereon prepaid, return receipt requested or by a nationally recognized overnight courier service (next business day delivery). Any such notice, request or demand shall be addressed to Sublandlord or Subtenant, as applicable, as follows:
If to Sublandlord:
Advance Magazine Publishers Inc.
One World Trade Center
New York, New York 10007
Attention:  Chief Executive Officer
With copies to:
Advance Magazine Publishers Inc.
One World Trade Center
New York, New York 10007
Attention:  Managing Director-Real Estate
and
Sabin, Bermant & Gould LLP
One World Trade Center
New York, New York 10007
Attention: Managing Partner
and
Advance Finance Group
One World Trade Center
New York, New York 10007
Attention: Chief Financial Officer
and
Kasowitz Benson Torres LLP
1633 Broadway
New York, New York 10019
Attention: Adam M. Endick, Esq.
If to Subtenant, (a) until the date Subtenant first occupies the Premises for the ordinary conduct of business, as follows:
Telaria, Inc.
1501 Broadway, Suite 801

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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New York, New York 10036
Attention: General Counsel
With a copy to:
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Scott Schneider, Esq.
and (b) after the date Subtenant first occupies the Premises for the ordinary conduct of business, as follows:
Telaria, Inc.
222 Broadway, 16th Floor
New York NY 10038
Attn: General Counsel
With a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Scott Schneider, Esq.
Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it.
(a)    All notices shall be effective upon receipt and the time period in which a response to any such notice must be given shall commence to run from the date of receipt on the delivery confirmation or the return receipt of the notice by the addressee or the courier, as the case may be. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. Notices given hereunder may be given by a party hereto or by its counsel.
INUREMENT
13.    The covenants, agreements, terms, provisions and conditions of this Sublease shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to. It is understood and agreed that the obligations of Sublandlord under this Sublease shall not be binding upon Sublandlord with respect to any period subsequent to the transfer of its interest in the Overlease (including its interest in the Letter of Credit), by operation of law or otherwise, provided that such transfer contains express language (acknowledged by such transferee) that the transferee assumes all of Sublandlord’s obligations under this Sublease from and after the date of such transfer, and that in the event of such transfer or any subsequent transfer, Subtenant agrees to look solely to

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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the transferee of the Sublandlord’s interest in the Overlease for the performance of said covenants and obligations, but only with respect to the period beginning with such transfer and ending with a subsequent transfer thereof.
CONSENT OF OVERLANDLORD
14.    This Sublease is subject to obtaining the Consent from the Overlandlord pursuant to the provisions of Article 15 of the Overlease. Following the execution and delivery hereof, Sublandlord will promptly submit this Sublease to the Overlandlord in order to obtain the Consent. If the Consent is not received by Sublandlord within fifty (50) days after the date hereof, Sublandlord shall promptly notify Subtenant of that fact, whereupon either Sublandlord or Subtenant may by written notice given within five (5) days of Sublandlord’s notice, cancel this Sublease by notice to the other and, if the Consent has not been received prior to the cancellation date specified in such notice, this Sublease and the Term shall terminate and expire on the cancellation date set forth in said notice as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other party, other than Sublandlord’s obligation to promptly reimburse Subtenant amounts theretofore paid by Subtenant to Sublandlord in respect of any prepaid Fixed Rent under Paragraph 2(b) hereof and refund the Security Deposit provided by Subtenant to Sublandlord pursuant to Paragraph 20 hereof. The Consent must be reasonably satisfactory in form and substance to Subtenant (but Subtenant shall not be entitled to require Overlandlord to agree to amend the Overlease in any respect, including, without limitation, any amendments to the insurance coverages required under the Overlease). Sublandlord represents and warrants to Subtenant that it has provided a Marketing Notice to Overlandlord pursuant to Section 15.7 of the Overlease with respect to the Premises; that at least thirty (30) days has expired after the giving of such Marketing Notice and Overlandlord has not exercised any of its options to recapture the Premises. Sublandlord will use commercially reasonable efforts to obtain the Consent and if Overlandlord has not responded within twenty (20) days of Sublandlord’s initial request, then Sublandlord will send the second notice pursuant to Section 15.12(c) of the Overlease. In addition, Sublandlord agrees to request that the Consent affirmatively provide Subtenant with all of the rights under Article 15 of the Overlease that are available to Sublandlord under the Overlease other than Sections 15.17 and 15.18 and the reference to $200,000,000 in Section 15.2 of the Overlease as applied to Subtenant will be a reference to $50,000,000 (as the same may be increased in the event that Subtenant subleases or leases additional space in the Building); it being agreed that if the Consent does not affirmatively provide the foregoing, then the Consent shall not be deemed to have been received for purposes of this Paragraph 14, unless waived in writing by Subtenant.
BROKER
15.    Subtenant warrants and represents that Subtenant has had no dealings with any real estate broker, agent or finder in connection with this transaction except for Newmark Knight Frank and Douglas Elliman Commercial, LLC. Subtenant agrees to indemnify and to hold Sublandlord harmless from any loss, claim or damage Sublandlord may sustain or incur arising out of any claim by any other broker, agent or finder with whom Subtenant dealt in connection with this Sublease for fees or commissions in connection with this Sublease. Sublandlord warrants and represents that Sublandlord has had no dealings with any real estate broker, agent or finder in

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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connection with this transaction except for Newmark Knight Frank and Douglas Elliman Commercial, LLC, and Sublandlord agrees to indemnify and hold Subtenant harmless from any loss, claim or damage Subtenant may sustain or incur arising out of any claim by any other broker, agent or finder with whom Sublandlord dealt with in connection with this Sublease for fees or commissions in connection with this Sublease and including Douglas Elliman Commercial LLC and Newmark Knight Frank. The commission of Douglas Elliman Commercial, LLC in connection with this Sublease shall be paid in full by Sublandlord pursuant to a separate agreement. Douglas Elliman Commercial, LLC shall pay Newmark Knight Frank its commission pursuant to a separate agreement.
OVERLANDLORD’ S NOTICES
16.    Any notices Sublandlord receives from the Overlandlord with respect to the Premises shall be delivered by Sublandlord to Subtenant within three (3) business days following receipt and a copy will be sent to Subtenant by email.
GENERAL PROVISIONS
17.    (a) The waiver by Sublandlord or Subtenant of a breach of any covenant, obligation or condition set forth herein shall not be deemed to be a waiver of any subsequent breach of the same or of any other covenant, obligation or condition of this Sublease.
(a)    This Sublease shall be governed by and construed in accordance with the laws of the State of New York.
(b)    This Sublease constitutes the entire agreement between the parties hereto and may not be modified except by a written instrument executed by both parties hereto.
(c)    If any provision of this Sublease is declared invalid or unenforceable, the remainder of the Sublease shall continue in full force and effect.
(d)    Paragraph headings are used herein solely for the convenience of reference and are not to be construed as a part of this Sublease.
(e)    This Sublease may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.
EXECUTION BY SUBLANDLORD
18.    Until executed by Sublandlord, this Sublease shall be of no force or effect, and submission of a copy or copies thereof to Subtenant shall not be deemed to constitute an offer to lease, and the return thereof may be requested by Sublandlord or Subtenant at any time prior to full execution and a copy thereof is delivered to Subtenant.
FURNITURE

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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19.    On the Commencement Date, all furniture located in the Premises set forth on Exhibit D (collectively, the “Furniture”) shall become the property of Subtenant. Sublandlord shall be required to remove from the Premises prior to the Commencement Date all other furniture located in the Premises and not set forth on Exhibit D. The Furniture is being made available to Subtenant without representation or warranty by Sublandlord as to its condition, state of repair or suitability for Subtenant’s use, or any other matter related thereto, and neither Subtenant nor Sublandlord shall have any liability or obligations of any nature whatsoever to the other party with respect to the Furniture (including, without limitation, any obligation to repair, maintain or replace the same at any time during the Term) except that Sublandlord represents that Sublandlord has lien free title to the Furniture. Subtenant hereby agrees to indemnify and hold Sublandlord harmless from and against any Claims arising in connection with the removal of any items of Furniture from the Premises by Subtenant or its agents, contractors or employees. Except as set forth in this Paragraph 19 and in clause (ii) of Paragraph 7 hereof, Subtenant shall have no liability or obligation of any nature to Sublandlord with respect to the Furniture, including, but not limited to, damage to the Furniture. No portion of the Rent due hereunder shall be deemed for any purpose paid on account of the conveyance or leasing of the Furniture. Subtenant shall pay when due all sales taxes, if any, imposed by the City or State of New York in connection with the transfer of ownership of the Furniture to Subtenant as herein provided, but Sublandlord and Subtenant agree that the Furniture has no resale value. Upon the Expiration Date, Subtenant shall remove all Furniture from the Premises as provided in Paragraph 7 above. The provisions of this Paragraph 19 shall survive the expiration or earlier termination of this Sublease.
SECURITY DEPOSIT
20.    (a) Not later than ten (10) days after the date of the Consent, Subtenant shall provide to Sublandlord, at Subtenant’s sole cost and expense, a clean, irrevocable and unconditional letter of credit in the aggregate amount required from time to time to be on deposit with Sublandlord in accordance with the provisions of this Paragraph 20 in form and substance satisfactory to Sublandlord and issued by a financial institution approved by Sublandlord (the “Letter of Credit”). The Letter of Credit shall have a face amount of $[***]. Subtenant shall, not later than thirty (30) days prior to the expiration of the term of the Letter of Credit, or any replacement thereof, deliver to Sublandlord a replacement letter of credit in a form and from an issuing bank reasonably acceptable to Sublandlord (a “Replacement Letter”), such that the Letter of Credit or a Replacement Letter shall be in effect at all times after the Commencement Date until sixty (60) days beyond the Expiration Date and thereafter so long as Subtenant is in occupancy of any part of the Premises. If Subtenant fails to deliver to Sublandlord a Replacement Letter within the time limits set forth in the preceding sentence, Sublandlord may draw down the full amount of the existing Letter of Credit without notice or demand and retain the proceeds thereof as substitute security until the Replacement Letter is received, subject to the provisions of Paragraph 20(d) below. Subtenant shall have the right, from time to time and at Subtenant’s cost, to replace any then existing Letter of Credit with another Letter of Credit satisfying the requirements set forth in this Paragraph 20, and Sublandlord shall reasonably cooperate (at no cost to Sublandlord) with Subtenant in connection with any such exchange.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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(a)    The Letter of Credit shall be issued by and drawn on any bank having a long-term issuer credit rating from Standard & Poor’s Professional Rating Service of “AA” or higher or a comparable rating from Moody’s Professional Rating Service or other nationally recognized rating service of comparable standing (the “Required Rating”). Subtenant shall have the right from time to time to replace a Letter of Credit with a Replacement Letter issued by either (x) subject to Sublandlord’s rights under Paragraph 20(c), the bank that issued the Letter of Credit being replaced or (y) a bank satisfying the minimum rating requirement set forth in the following sentence. If Subtenant at any time seeks to replace a Letter of Credit with a Replacement Letter issued by a bank other than the bank that issued the Letter of Credit being replaced, or if Subtenant is required to replace a Letter of Credit pursuant to Paragraph 20(c) below, the bank issuing such Replacement Letter shall have the Required Rating at the time such Replacement Letter is issued. Notwithstanding the foregoing, Sublandlord hereby approves of Silicon Valley Bank as the issuer of the Letter of Credit.
(b)    If there is a reasonable possibility that the issuing bank may be incapable of, unable to, or be prohibited from, honoring such Letter of Credit, Sublandlord may require Subtenant to replace such Letter of Credit with a Replacement Letter issued by a bank satisfying the minimum rating requirement described in Section 20(b) within thirty (30) business days after request by Sublandlord. If the issuer of a Letter of Credit then held by Sublandlord is not Subtenant’s credit line lender and such issuer’s long-term issuer credit rating is reduced below the Required Rating, or such issuer is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then Sublandlord shall have the right to require that Subtenant obtain from a different issuer a Replacement Letter issued by a bank satisfying the minimum rating requirement described in Section 20(b) within thirty (30) days following Sublandlord’s written demand. Notwithstanding the foregoing, if there is no issuing bank that meets the Required Rating and, therefore, Subtenant is unable to replace a Letter of Credit, Subtenant shall not be in default hereunder, but Sublandlord may draw down on such Letter of Credit and hold the cash proceeds as a security deposit until such time as Subtenant, if at all, can substitute a Replacement Letter complying with the terms of this Paragraph 20 for such cash then held by Sublandlord.
(c)    During the Term, and thereafter so long as Subtenant is in occupancy of any part of the Premises, Sublandlord shall hold the Security Deposit (whether in the form of a Letter of Credit or cash) as security for the performance by Subtenant of all obligations on the part of Subtenant hereunder. If a default, subject to applicable notice and cure periods, occurs and is continuing, Sublandlord shall have the right from time to time, without notice and without prejudice to any other remedy Sublandlord may have on account thereof, to draw upon any Letter of Credit up to the amount necessary to cure such default and any other defaults by Subtenant hereunder and apply any funds so drawn to Sublandlord’s damages arising from, or to cure, any default by Subtenant, whether such damages accrue before or after summary proceedings or other reentry by Sublandlord. If Sublandlord shall so apply any funds, Subtenant shall immediately restore the Security Deposit to the face amount then required under this Paragraph 20. Following the Expiration Date, once Subtenant has vacated the Premises and any defaults under this Sublease have been cured, Sublandlord shall return the Security Deposit, or, if applicable, the remaining proceeds thereof, to Subtenant on or before the sixtieth (60th) day after the Expiration Date, or if later, after

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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Subtenant’s vacation of the Premises. If Sublandlord conveys Sublandlord’s interest under this Sublease, the Security Deposit (including all Letters of Credit) shall be turned over and assigned by Sublandlord, at Sublandlord’s expense, to Sublandlord’s grantee (or, at Sublandlord’s election, Subtenant shall furnish Sublandlord’s successor with a new Replacement Letter showing such successor as payee, provided that the original Letter of Credit then outstanding shall be simultaneously returned to Subtenant and all costs related to the same shall be paid by Sublandlord). From and after any such transfer, assignment or return and notice thereof to Subtenant, Subtenant agrees to look solely to such grantee for proper application of the funds in accordance with the terms of this Paragraph 20(d) and the return thereof in accordance herewith.
(d)    Intentionally Omitted.
(e)    Intentionally Omitted.
(f)    Subject to the provisions of Paragraph 20(c) with respect to a Replacement Letter, Subtenant’s failure to deliver the Letter of Credit to Sublandlord as and when required under this Paragraph 20 shall constitute an immediate default under this Sublease and, in such event, Sublandlord shall be entitled to exercise all remedies available to Sublandlord without the requirement of any notice and/or cure periods.
EFFECTIVENESS OF SUBLEASE.
21.    Notwithstanding anything herein to the contrary, it is to be strictly understood and agreed that the terms and conditions of this Sublease shall not be binding upon either party hereto in any way unless and until it is unconditionally executed and delivered by such party in its respective sole and absolute discretion.
WAIVER OF CONSEQUENTIAL DAMAGES
22.    Except for Subtenant’s liability in connection with Subtenant’s holding over in the Premises past the expiration of the Term, neither Sublandlord nor Subtenant (or any of its joint venture partners or any of its or their respective parents, subsidiaries or affiliates, shareholders, officers, directors, agents, or employees) shall be liable to the other for any special, indirect, consequential, incidental, exemplary or punitive damages (which will be interpreted to include without limiting the generality of the foregoing, any loss of opportunity, chance, profit or revenue, loss of use or increased cost of capital) arising out of or in connection with this Sublease, whether based upon contract, strict liability, tort (including negligence) or warranty (either express or implied) on the part of either party.
23.    REPRESENTATIONS AND WARRANTIES
(a)    Subtenant hereby represents and warrants to Sublandlord that:

(i)	Subtenant is a validly formed Delaware corporation and is

validly existing and in good standing in the State of Delaware

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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and in all other jurisdictions where it is qualified to do business;

(ii)	Subtenant has taken all necessary action to authorize the execution, delivery and performance of this Sublease; and

(iii)
This Sublease has been duly executed and delivered by or on behalf of Subtenant and constitutes the legal, valid and binding obligation of Subtenant enforceable against Subtenant in accordance with its terms.

(b)    Sublandlord hereby represents and warrants to Subtenant that:

(i)	Sublandlord is a validly formed New York corporation and is validly existing and in good standing in the State of New York;

(ii)	Sublandlord has taken all necessary action to authorize the execution, delivery and performance of this Sublease, other than obtaining the consent of Overlandlord to this Sublease; and

(iii)
This Sublease has been duly executed and delivered by or on behalf of Sublandlord and constitutes the legal, valid and binding obligation of Sublandlord enforceable against Sublandlord in accordance with its terms.

Any breach by Subtenant of the representations and warranties set forth in this Paragraph 23 shall constitute an immediate default under this Sublease and, in such event, Sublandlord shall be entitled to exercise all remedies available to Sublandlord as set forth in Article 20 of the Overlease (as incorporated herein by reference) without the requirement of any notice and/or cure period. Any breach by Sublandlord of the representations and warranties set forth in this Paragraph 23 shall constitute an immediate default under this Sublease and, in such event, Subtenant shall be entitled to exercise all remedies available to Subtenant at law or in equity without the requirement of any notice and/or cure period (subject to the terms of Section 12.7 of the Overlease, as incorporated herein by reference).
WORK ALLOWANCE
24.    Provided that this Sublease shall be in full force and effect and no default shall have occurred and be continuing hereunder at the time of any progress payment, Sublandlord shall contribute toward the actual Hard or Soft Costs of Subtenant’s initial work including wiring, IT equipment, furniture, painting, carpeting and all other expenses incurred in preparing the Premises for Subtenant’s operations related to the Premises (which work shall have been approved by Sublandlord and Overlandlord in accordance with this Sublease and the Overlease, as applicable) (“Subtenant’s Initial Work”), an amount (the “Work Allowance”) equal to the lesser of (i) [***] and 00/100 Dollars ($[***]) or (ii) the aggregate amount of all costs and expenses actually incurred by

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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Subtenant in connection with Subtenant’s Initial Work. It is specifically agreed that an amount not to exceed twenty percent (20%) of the Work Allowance ($[***]) may be used for Soft Costs. As used herein, (i) Hard Costs shall mean those certain costs (both labor and materials) incurred by Subtenant for the performance of the following Subtenant’s Initial Work: the installation of walls, partitions, columns, sprinklers, fixtures, improvements and appurtenances permanently attached to or built into the Premises, including mechanical systems, flooring, ceilings, duct work, electrical wiring, plumbing, millwork and supplemental air-conditioning systems (if any) including the costs for the general contractor and all subcontractors and any construction manager, and (ii) Soft Costs shall mean the fees of architects, interior designers, engineers, consultants and expediters and any plan review or other fees charged by the Overlandlord or its consultants or agents relating to construction, air-conditioning, lighting and mechanical and electrical components of Subtenant’s Initial Work, costs of permits and filing fees and other similar costs and expenses incurred by Subtenant in connection with the performance of Subtenant’s Initial Work and for furniture, moveable equipment and furnishings and moving expenses.
(a)    Any cost of Subtenant’s Initial Work in excess of the Work Allowance shall be paid by Subtenant.  Subtenant shall not be entitled to receive any portion of the Work Allowance not actually expended by Subtenant in the performance of Subtenant’s Initial Work, nor shall Subtenant have any right to apply any unexpended portion of the Work Allowance as a credit against Rent or any other obligation of Subtenant hereunder. No part of the Work Allowance may be assigned by Subtenant prior to actual payment thereof by Sublandlord to Subtenant except to a Tenant’s Successor (as defined in the Overlease) or a Tenant’s Affiliate (as defined in the Overlease) under Section 15.2 of the Overlease (as incorporated herein by reference).
(b)    Subtenant’s Initial Work for which Subtenant has received payments from the Work Allowance shall be the property of, and for federal income tax purposes, shall be owned by, Sublandlord.
(c)    Notwithstanding anything to the contrary contained in this Paragraph 24, in the event that this Sublease is terminated, Sublandlord shall have no further obligation to pay the Work Allowance to Subtenant.
(d)    From and after the date Subtenant’s plans for Subtenant’s Initial Work are approved in accordance with this Sublease and provided that no default shall then exist and be continuing, Sublandlord shall make progress payments for the Work Allowance to Subtenant, on a monthly basis, for the work performed during the previous month or, if not previously paid, an earlier month, less any retainages provided for in Subtenant’s construction contracts provided that if Subtenant does not receive a progress payment due to a default and if Subtenant subsequently cures such default without this Sublease being terminated then Subtenant shall be entitled to receive payment of such progress payment.  Subtenant’s construction contracts will provide for retainages in the amount of ten percent (10%).  Each of Sublandlord’s progress payments will be limited to an amount equal to the aggregate amounts theretofore paid or then payable by Subtenant (as certified by the chief financial officer of Subtenant and by Subtenant’s independent, licensed architect) to Subtenant’s contractors, subcontractors, material suppliers or others which have not been the subject of a previous disbursement from the Work Allowance for the same work. Provided that Subtenant

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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delivers to Sublandlord, on or prior to the first (1st) day of any month, a requisition for a progress payment, signed by the chief financial officer of Subtenant, setting forth the names of each contractor, subcontractor, material supplier or other party to whom payment is due, and the amount thereof, and accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors, material suppliers (for purchaser in excess of $5,000) and others covering all work and materials that were the subject of previous progress payments by Sublandlord, and (ii) a written certification from Subtenant’s independent, licensed architect that, the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved in accordance with this Sublease, then Sublandlord shall make such progress payments on or before a date thirty (30) days after the requisition is received by Sublandlord. Notwithstanding the foregoing, if Sublandlord does not timely pay any portion of the Work Allowance to Subtenant when due, Subtenant may offset such unpaid amount against the Rent due hereunder with interest on such unpaid amount at the Expense Interest Rate from the date such payment should have been paid to Subtenant.
(e)    All requisitions for the Work Allowance must be submitted within twelve (12) months after the Rent Commencement Date.
SIGNAGE/DIRECTORY LISTINGS
25.    Subtenant shall, subject to the terms and conditions of the Overlease, be entitled to such signage at the entry lobby to the Premises as Overlandlord may approve and as Sublandlord may reasonably approve. Further, Subtenant shall have the right to maintain an equitable portion of listing spaces on the Building directory which are permitted to be maintained by Sublandlord under the Overlease with respect to the Premises.
LEGAL ACTION
26.    If Sublandlord or Subtenant is required or elects to take legal action against the other party to enforce the provisions of this Sublease and a judgment is rendered in such action by a court of competent jurisdiction, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with such legal action (including, but not limited to, reasonable attorneys’ fees and court costs).
[Signature pages follow immediately]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written.
SUBLANDLORD:
ADVANCE MAGAZINE PUBLISHERS INC., a New York corporation
By:    /s/David Geithner
Name: David Geithner
Title: VP
SUBTENANT:
TELARIA, INC.
By:/s/ Mark Zagorski
Name: Mark Zagorski
Title: CEO

EXHIBIT A
REDACTED OVERLEASE
[see attached]

EXHIBIT B
FLOOR PLAN
[see attached]

EXHIBIT C
FIXED RENT
1.From the Commencement Date through and including the day immediately preceding the fifth (5th) anniversary of the Commencement Date, [***] 00/00 Dollars ($[***]) per annum
2.    From the fifth (5th) anniversary of the Commencement Date through and including the day immediately preceding the tenth (10th) anniversary of the Commencement Date, [***] 00/100 Dollars ($[***]) per annum; and
3.    From the tenth (10th) of the Commencement Date through and including the Expiration Date, [***] 00/100 Dollars ($[***]) per annum.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

14767711.2 000000-33333

EXHIBIT D
FURNITURE
[see attached]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

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